Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Magenta Therapeutics, Inc.:

We consent to the use of our report dated March 28, 2018, except as to notes 1 and 15, which date is June 7, 2018 with respect to the financial statements as of December 31, 2016 and 2017 and the years then ended of Magenta Therapeutics, Inc. included in its Registration Statement, as amended (Form S-1 No. 333-225178) and the related Prospectus filed with the Securities and Exchange Commission, incorporated by reference herein.

/s/ KPMG LLP

KPMG LLP

Cambridge, Massachusetts

June 21, 2018